Exhibit 31.2

Certification Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Netta Jagpal, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A for the fiscal year ended June 30, 2025 (the “report”) of InMed Pharmaceuticals Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: October 24, 2025

/s/ Netta Jagpal
Name:	Netta Jagpal
Title:	Chief Financial Officer